NEWS RELEASE

CONTACT:
CONMED Corporation
Luke A. Pomilio
Chief Financial Officer
315-624-3202
LukePomilio@conmed.com

CONMED Corporation Announces First Quarter 2016 Financial Results

Utica, New York, April 27, 2016 --- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the first quarter ended March 31, 2016.

First Quarter 2016 Highlights

•	Sales were $181.2 million, an increase of 1.8% compared to the first quarter of 2015. On a constant currency basis, sales increased 5.0% over the prior-year period.
•	GAAP gross margin expanded 200 basis points year over year to 53.9%.
•	Adjusted gross margin expanded 120 basis points year over year to 54.4%.
•	Diluted net loss per share (GAAP) was $0.08, compared to diluted net earnings per share (GAAP) of $0.23 in the first quarter of 2015.
•	Adjusted diluted net earnings per share(1) were $0.42 versus $0.49 in the prior-year period.
•	Revising 2016 guidance for reported sales and adjusted diluted net earnings per share higher due to updated foreign exchange impact.
•	Completed the acquisition of SurgiQuest, Inc. on January 4, 2016.
•	Added Martha Goldberg Aronson to its Board of Directors.

“We accomplished several important milestones in the quarter, and we are pleased with our sales growth in General Surgery. Further, the contribution from the AirSeal® System was in line with our expectations,” commented Curt R. Hartman, CONMED’s President and Chief Executive Officer. “Despite a slow start to the year for capital sales in the international markets, we saw growth in all three of our main product categories domestically, with U.S. Orthopedics posting its third consecutive quarter of positive growth. We remain confident in our financial outlook for the year as investments in our strategic initiatives and in product development translate into further operating improvements.”

Sales Analysis

For the quarter ended March 31, 2016, domestic sales, which represented 53.0% of total revenue, increased 10.4% as a result of growth across all three of the Company’s product categories, led by General Surgery. The SurgiQuest acquisition contributed to 19.4% year-over-year growth in the U.S. General Surgery business. International sales, which represented 47.0% of total revenue, declined 6.4% compared to the first quarter of 2015 on a reported basis. Foreign currency exchange rates, including the effects of the FX hedging program, had a negative impact of $5.7 million on first quarter sales. In constant currency, international sales decreased 0.3% versus the prior-year period.

Earnings Analysis

For the quarter ended March 31, 2016, reported net loss totaled $2.3 million, compared to reported net earnings of $6.3 million a year ago. Reported diluted net loss per share was $0.08 in the quarter, compared to reported diluted net earnings per share of $0.23 in the prior-year period. Reported net loss for 2016 includes business acquisition, restructuring, and debt refinancing costs, and reported net earnings for 2015 include restructuring costs. The effect of each of these items on reported net earnings/loss and reported diluted net earnings/loss per share appears in the reconciliation of GAAP to non-GAAP measures below.

As previously announced, beginning in 2016, the Company is excluding after-tax costs of special items including acquisitions, restructuring, and debt refinancing, as well as amortization of intangible assets, net of tax, from its adjusted diluted net earnings per share. Excluding the impact of these items, adjusted net earnings(2) of $11.6 million decreased 15.3% year over year and adjusted diluted net earnings per share (1) of $0.42 decreased 14.3% year over year. The decline in adjusted net earnings was largely attributable to the impact of unfavorable foreign exchange rates, partially offset by a lower tax rate and improved gross margin during the quarter.

2016 Outlook

The Company is revising its 2016 guidance for reported sales and adjusted diluted net earnings per share higher due to the updated foreign exchange impact anticipated for the year. The Company now forecasts reported 2016 sales in the range of $768 to $778 million, compared to the previous range of $760 to $770 million. This revenue forecast includes constant currency organic sales growth of 1% to 3%, sales related to the SurgiQuest acquisition of $55 to $60 million, and an updated negative impact of foreign exchange of $13 to $15 million (based on foreign currency exchange rates as of April 22, 2016).

Based on its revised 2016 reported sales estimate range of $768 to $778 million, the Company now forecasts 2016 adjusted diluted net earnings per share in the range of $1.95 to $2.05, compared to the previous range of $1.85 to $1.95, which reflects the favorable movement in foreign exchange rates. The adjusted diluted net earnings per share estimates for 2016 exclude the cost of special items including acquisition costs, restructuring costs, and debt refinancing, which are estimated in the range of $18 to $20 million, net of tax, and amortization of intangible assets, which are now estimated in the range of $12 to $14 million, net of tax, compared to the previous range of $14 to $16 million, net of tax, based on the close of the SurgiQuest transaction.

Supplemental Financial Disclosures

(1) A reconciliation of reported diluted net earnings per share to adjusted diluted net earnings per share, a non-GAAP financial measure appears below.

(2) A reconciliation of reported net earnings to adjusted net earnings, a non-GAAP financial measure appears below.

In conjunction with this earnings press release, CONMED has prepared supplemental financial disclosures which are available on the home page of the “Investors – Financial Reports” section of the Company’s web site at www.conmed.com.

Conference Call

The Company’s management will host a conference call today at 4:30 p.m. ET to discuss its first quarter 2016 results.

To participate in the conference call, dial 877-573-5235 (domestic) or 503-406-4448 (international) and enter the passcode 83879064.

This conference call will also be webcast and can be accessed from the “Investors” section of CONMED's website at www.conmed.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 7:30 p.m. ET on Wednesday, April 27, 2016 until 11:59 p.m. ET on Wednesday, May 4, 2016. To hear this recording, dial 855-859-2056 (domestic) or 404-537-3406 (international) and enter the passcode 83879064.

About CONMED Corporation

CONMED is a medical technology company that provides surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties, including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology. The Company distributes its products worldwide from several manufacturing locations. CONMED has a direct selling presence in 17 countries and international sales constitute approximately 50% of the Company’s total sales. Headquartered in Utica, New York, the Company employs approximately 3,400 people. For more information, visit www.conmed.com.

Forward-Looking Statements

This press release and today’s conference call may contain forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. For example, in addition to general industry and economic conditions, factors that could cause actual results to differ materially from those in the forward-looking statements may include, but are not limited to, the risks factors discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Any and all forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.

Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures

The Company supplements the reporting of its financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency; adjusted gross profit; cost of sales excluding specified items; adjusted selling and administrative expenses; adjusted operating income; adjusted effective income tax rate; adjusted net earnings and adjusted diluted net earnings per share (EPS). The Company believes that these non-GAAP measures provide meaningful information to assist investors and shareholders in understanding our financial results and assessing our prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results and provide a baseline for analyzing trends in the Company’s underlying businesses. Further, the presentation of EBITDA is a non-GAAP measurement that management considers useful for measuring aspects of the Company’s cash flow. Management uses these non-GAAP financial measures for reviewing the operating results and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.

To measure percentage sales growth in constant currency, the Company removes the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. To measure earnings performance on a consistent and comparable basis, the Company excludes certain items that affect the comparability of operating results and the trend of earnings.  These adjustments are irregular in timing, may not be indicative of our past and future performance and are therefore excluded to allow investors to better understand underlying operating trends.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, cost of sales, selling and administrative expenses, operating income, effective income tax rate, net earnings and diluted net earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of our business. The Company strongly encourages investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Consolidated Condensed Statements of Income (Loss)

(in thousands, except per share amounts, unaudited)

	Three Months Ended
	March 31,
	2016	2015

Net sales	$181,201	$177,940
Cost of sales	83,461	85,658
Gross profit	97,740	92,282
% of sales	53.9%	51.9%
Selling and administrative expense	85,943	74,786
Research & development	8,258	6,542
Income from operations	3,539	10,954
% of sales	2.0%	6.2%
Other expense	2,942	—
Interest expense	3,830	1,460
Income (loss) before income taxes	(3,233)	9,494
Provision (benefit) for income taxes	(968)	3,182
Net income (loss)	$(2,265)	$6,312

Basic EPS	$(0.08)	$0.23
Diluted EPS	$(0.08)	$0.23

Basic shares	27,721	27,573
Diluted shares	27,721	27,820

Consolidated Condensed Balance Sheets

(in thousands, unaudited)

	March 31,	December 31,
	2016	2015
Assets:
Cash and cash equivalents	$19,894	$72,504
Accounts receivable, net	134,412	133,863
Inventories	185,108	166,894
Other current assets	28,520	20,076
Total Current Assets	367,934	393,337
Property, plant and equipment, net	126,827	125,452
Goodwill	398,387	260,651
Other intangible assets, net	434,196	308,171
Other assets	15,439	14,089
Total Assets	$1,342,783	$1,101,700

Liabilities and Shareholders' Equity:
Current liabilities	$103,158	$119,718
Long-term debt, excluding current maturities	511,598	269,471
Other liabilities	145,738	127,438
Shareholders' equity	582,289	585,073
Total Liabilities and Shareholders' Equity	$1,342,783	$1,101,700

Consolidated Condensed Statements of Cash Flows

Three Months Ended March 31, 2016 and March 31, 2015

(in thousands, unaudited)

	2016	2015
Operating Activities
Net income (loss)	$(2,265)	$6,312
Depreciation and amortization	13,258	10,170
Changes in operating assets and liabilities and other, net	(28,273)	(1,673)
Net cash provided by (used in) operating activities	(17,280)	14,809

Investing Activities
Payments related to business acquisitions, net of cash acquired	(256,424)	(853)
Purchases of property, plant and equipment	(2,789)	(4,061)
Net cash used in investing activities	(259,213)	(4,914)

Financing Activities
Payments on debt	(2,188)	—
Proceeds of debt	253,005	17,000
Payments related to debt issue costs	(5,556)	—
Payment related to distribution agreement	(16,667)	(16,667)
Dividend payments on common stock	(5,542)	(5,510)
Other, net	110	543
Net cash provided by (used in) financing activities	223,162	(4,634)

Effect of exchange rate change on cash and cash equivalents	721	(5,864)
Net decrease in cash and cash equivalents	(52,610)	(603)
Cash and cash equivalents at beginning of period	72,504	66,332
Cash and cash equivalents at end of period	$19,894	$65,729

Sales Summary

(in millions, unaudited)

	Three Months Ended March 31,
			% Change
					Domestic	International
	2016	2015	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopedic Surgery	$93.4	$98.6	-5.2%	-1.2%	0.9%	-9.0%	-2.5%
General Surgery	75.9	66.1	14.9%	16.7%	19.4%	6.1%	11.2%
Surgical Visualization	11.9	13.2	-10.7%	-7.7%	4.0%	-22.9%	-17.5%
	$181.2	$177.9	1.8%	5.0%	10.4%	-6.4%	-0.3%

Single-use products	$144.9	$140.1	3.4%	6.7%	8.3%	-1.8%	4.9%
Capital products	36.3	37.8	-4.0%	-1.1%	21.3%	-19.4%	-15.1%
	$181.2	$177.9	1.8%	5.0%	10.4%	-6.4%	-0.3%

Domestic	$96.1	$87.0	10.4%	10.4%
International	85.1	90.9	-6.4%	-0.3%
	$181.2	$177.9	1.8%	5.0%

Reconciliation of Reported Net Earnings to Adjusted Net Earnings

(in thousands, except per share amounts, unaudited)

	Three Months Ended March 31, 2016
	Gross Profit	Selling & Administrative Expense	Operating Income	Other Expense	Tax Expense	Effective Tax Rate	Net Income (Loss)	Diluted EPS
As reported	$97,740	$85,943	$3,539	$2,942	$(968)	29.9%	$(2,265)	$(0.08)
% of sales	53.9%	47.4%	2.0%
Restructuring costs (1)	864	(2,791)	3,655	—	1,156		2,499	0.09
Business acquisition (2)	—	(9,045)	9,045	—	2,872		6,173	0.22
Debt refinancing costs (3)	—	—	—	(2,942)	930		2,012	0.07
	$98,604	$74,107	$16,239	$—	$3,990	32.2%	$8,419	$0.30
% of sales	54.4%	40.9%	9.0%

Amortization of intangible assets	$1,500	$(3,496)	$4,996	$—	$1,799		3,197	0.12
Adjusted earnings							$11,616	$0.42

	Three Months Ended March 31, 2015
	Gross Profit	Selling & Administrative Expense	Operating Income	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$92,282	$74,786	$10,954	$—	$3,182	33.5%	$6,312	$0.23
% of sales	51.9%	42.0%	6.2%
Restructuring costs(1)	2,329	(6,180)	8,509	—	3,064		5,445	0.19
	$94,611	$68,606	$19,463	$—	$6,246	34.7%	$11,757	$0.42
% of sales	53.2%	38.6%	10.9%

Amortization of intangible assets	$1,500	$(1,549)	$3,049	$—	$1,098		1,951	0.07
Adjusted earnings							$13,708	$0.49

(1) In 2016 and 2015, the Company restructured certain sales, marketing, and administrative functions and incurred severance and other related costs. Additionally, in 2015, the Company continued and substantially completed the operational restructuring, including the consolidation of its Centennial, Colorado manufacturing operations into other existing CONMED manufacturing facilities.

(2) In 2016, the Company incurred investment banking fees, consulting fees, legal fees and integration related costs associated with the acquisition of SurgiQuest, Inc.

(3) In 2016, in conjunction with the acquisition of SurgiQuest, Inc., the Company refinanced its existing credit facility and incurred one-time fees associated with an agreement between the Company and JP Morgan Chase Bank, N.A., as well as costs associated with the early extinguishment of debt.

Reconciliation of Reported Net Income to EBITDA & Adjusted EBITDA

(in thousands, unaudited)

	Three Months Ended
	March 31,
	2016	2015

Net income (loss)	$(2,265)	$6,312
Provision (benefit) for income taxes	(968)	3,182
Interest expense	3,830	1,460
Depreciation	4,986	4,633
Amortization	8,012	5,390
EBITDA	$13,595	$20,977

Stock based compensation	1,769	1,256
Restructuring costs	3,655	8,509
Business acquisition	9,045	—
Debt refinancing costs	2,942	—
Adjusted EBITDA	$31,006	$30,742

EBITDA Margin
EBITDA	7.5%	11.8%
Adjusted EBITDA	17.1%	17.3%